                                                                   EXHIBIT 10(a)

               [John Hancock Life Insurance Company Letterhead]



November 1, 2000


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  John Hancock Variable Annuity Account V
File Nos. 333-64153 and 811-5140


Dear Commissioners:

         This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 3 under the Securities Act of 1933 (Post-Effective Amendment No. 22 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account V as required by Rule 485 under the 1933 Act.

         I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

         We hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                Very truly yours,

                                /s/ RONALD J. BOCAGE

                                Ronald J. Bocage
                                Counsel